Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Beamr Imaging Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee (4)
Fees to Be Paid	Equity	Ordinary shares, par value of NIS 0.05 per share
	Other	Warrants
	Other	Subscription Rights
	Other	Units
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)			$250,000,000	0.0001476	$36,900.00

	Total Offering Amounts							$36,900.00
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$36,900.00

(1)	There are being registered under this registration statement such indeterminate number of ordinary shares, subscription rights, warrants, and units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $250,000,000. The securities registered hereunder also include such indeterminate number of ordinary shares as may be issued upon conversion, exercise or exchange of warrants that provide for such conversion into, exercise for or exchange into ordinary shares. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)	Not specified as to each class of securities to be registered pursuant to General Instruction II.C. of Form F-3.

(3)	An indeterminate aggregate amount of securities is being registered as may from time to time be sold at indeterminate prices.

(4)	The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, on the basis of the maximum aggregate offering price of the securities listed.